UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2005

OPENTV CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-15473	98-0212376

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

275 Sacramento Street
San Francisco, California 94111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 962-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements And Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.28 RETENTION AGREEMENT
EX-10.29 RETENTION AGREEMENT
EX-10.30 RETENTION AGREEMENT
EX-10.31 RETENTION AGREEMENT
EX-10.32 LETTER AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.

     Director Compensation. On March 31, 2005, the Board of Directors of OpenTV Corp. (the “Company”), on the recommendation of the Compensation Committee, approved a new compensation policy for independent directors of the Company. Beginning in 2005, independent directors of the Company will receive the following compensation for their service on the Board of Directors of the Company and its committees:

•	an annual retainer of $10,000 for serving on the Board of Directors;

•	an annual retainer of $15,000 for serving on the Audit Committee of the Board of Directors;

•	an annual retainer of $5,000 for serving as Chair of the Audit Committee;

•	an annual retainer of $3,000 for serving as Chair of the Compensation Committee; and

•	a quarterly option grant to purchase 2,500 of the Company’s Class A ordinary shares.

     The annual retainers are paid in quarterly installments and continue so long as the independent director serves as a member of the Board of Directors. The annual retainers may be paid, at the election of the director, in Class A ordinary shares of OpenTV or cash. In addition, new independent directors who are elected to the Board of Directors will continue to receive an automatic initial option grant to purchase 25,000 Class A ordinary shares on the date on which such person first becomes an independent director.

     In addition, the Board of Directors approved a one-time payment of $20,000, payable entirely in Class A ordinary shares, to J. David Wargo for serving as the Chair of the Audit Committee in 2004 and assisting the Company in complying with the new requirements of the Sarbanes-Oxley Act of 2002 in a timely fashion.

     Retention Agreements with Executive Officers. On March 30, 2005, the Company entered into retention agreements with the following executive officers (together, the “Executives”):

•	Vincent Dureau, Senior Vice President and Chief Technology Officer of the Company, under which Mr. Dureau receives a base salary of $231,653;

•	Joel Hassell, Senior Vice President and Managing Director of North American Satellite for the Company, under which Mr. Hassell receives a base salary of $258,750;

•	Wesley Hoffman, Executive Vice President and Managing Director of North American Cable for the Company, under which Mr. Hoffman receives a base salary of $284,625; and

•	Scott Wornow, Senior Vice President, General Counsel and Corporate Secretary of the Company, under which Mr. Wornow receives a base salary of $300,000.

     Under their respective retention agreements, each Executive is considered an employee at-will. If an Executive’s employment is terminated by the Company other than for “cause,” as defined in their respective retention agreements, or as a result of a material reduction in their respective duties or responsibilities or base salary, each such person would receive, in his particular case, the following:

•	payment for all unpaid salary, reimbursable business expenses not theretofore paid and accrued vacation time up to the date of termination;

•	salary continuation for a period of six months after termination (except in the case of Mr. Hoffman, who would receive salary continuation for a period of nine months after termination) unless such termination is within 12 months of a “change in control” (as defined in their respective retention agreements), in which case each would be entitled to receive 12 months of salary paid;

•	continued vesting of stock options for a period of six months after termination (except in the case of Mr. Hoffman, whose options would continue to vest for a period of nine months after termination), unless such termination is within 12 months of a “change in control” (as defined in their respective retention agreements), in which case each would be entitled to receive 12 months of vesting; and

•	continued exercisability of stock options for a period of 90 days following the date on which the last stock options referred to above shall have vested.

     Each of these retention agreements also contains an agreement not to compete with the business of the Company for a period of one year from termination.

     The retention agreements are included herein as Exhibits 10.28, 10.29, 10.30 and 10.31, respectively, and are incorporated herein by reference. The foregoing description of the retention agreements is qualified in its entirety by reference to the full text of the retention agreements.

     Letter Agreement with Richard Hornstein. On April 1, 2005, the Company announced that its Senior Vice President and Chief Financial Officer, Richard Hornstein, intends to resign from his position at the Company for personal reasons and to pursue other interests. The Company entered into a letter agreement with Mr. Hornstein pursuant to which Mr. Hornstein agreed to continue to serve as the Company’s Chief Financial Officer for a transitional period until May 15, 2005. If, during this period, (i) Mr. Hornstein does not unilaterally terminate his employment with the Company, (ii) Mr. Hornstein continues to reasonably perform his duties and discharge his responsibilities as Chief Financial Officer of the Company, and (iii) Mr. Hornstein’s employment is not otherwise terminated for “cause,” as defined in Mr. Hornstein’s employment letter, then Mr. Hornstein’s employment with the Company shall be deemed to have been terminated without cause as of his termination date, and in addition to any benefits that Mr. Hornstein would be entitled to receive under those circumstances pursuant to his employment letter, Mr. Hornstein would be entitled to receive a cash bonus payment in the amount of $75,000.

     Mr. Hornstein’s letter agreement is included herein as Exhibit 10.32 and is incorporated herein by reference. The foregoing description of the letter agreement is qualified in its entirety by reference to the full text of the letter agreement.

     2004 Bonus Plan. On March 31, 2005, the Board of Directors of the Company, on the recommendation of the Compensation Committee, approved annual bonus awards earned during 2004 and paid in 2005 for executive officers of the Company. Each executive officer, other than the Chief Executive Officer of the Company, had an established bonus target, which is measured against the Company’s overall performance and the achievement of individual objectives. The bonus awards for the year ended December 31, 2004 were paid in the form of OpenTV Class A ordinary shares with a value of $2.84 per share. The amounts of the bonus awards for the executive officers, including the “named executive officers” (other than the Chief Executive Officer and Former Chief Executive Officer) as listed in the Summary Compensation Table of Part III of the Company’s annual report on Form 10-K for the year ended December 31, 2004, are as follows:

Executive	2004 Bonus Award
Mark H. Allen	$148,750
Nigel B. Bennett	$78,925
Vincent Dureau	$78,337
Joel Hassell	$50,000
Wesley O. Hoffman	$96,250
Richard Hornstein	$38,500
Mazin Jadallah	$35,604
Scott Wornow	$84,000

     2005 Bonus Plan. On March 31, 2005, the Board of Directors of the Company, on the recommendation of the Compensation Committee, approved a cash bonus plan for Company employees (including executive officers) for fiscal year 2005 (the “2005 Bonus Plan”) in an amount not to exceed $5.25 million. The Board of Directors further directed the Compensation Committee to establish the terms and eligibility requirements for the 2005 Bonus Plan, including appropriate target bonuses, performance goals and criteria for determining whether targets have been achieved.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) Resignation of Chief Financial Officer

     As previously disclosed, on April 1, 2005, the Company announced that Richard Hornstein, its Senior Vice President and Chief Financial Officer, intends to resign from the Company for personal reasons and to pursue other interests. Pursuant to a letter agreement between Mr. Hornstein and the Company, Mr. Hornstein has agreed to continue as the Company’s Chief Financial Officer until May 15, 2005.

     A copy of the letter agreement between the Company and Mr. Hornstein is included herein as Exhibit 10.32 and the press release of the Company announcing Mr. Hornstein’s resignation is included herein as Exhibit 99.1. The press release and the letter agreement are each incorporated herein by reference and the foregoing description of Mr. Hornstein’s resignation is qualified in its entirety by reference to such press release and letter agreement.

Item 9.01 Financial Statements And Exhibits.

     (c) Exhibits

10.28	Retention Agreement, dated March 30, 2005, between OpenTV, Inc. and Vincent Dureau

10.29	Retention Agreement, dated March 30, 2005, between OpenTV, Inc. and Joel Hassell

10.30	Retention Agreement, dated March 30, 2005, between OpenTV, Inc. and Wesley Hoffman

10.31	Retention Agreement, dated March 30, 2005, between OpenTV, Inc. and Scott Wornow

10.32	Letter Agreement, dated March 30, 2005, between OpenTV Corp. and Richard Hornstein

99.1	Press Release dated April 1, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPENTV CORP.

Date: April 1, 2005	By:	/s/ James A. Chiddix

	Name:	James A. Chiddix
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.28	Retention Agreement, dated March 30, 2005, between OpenTV, Inc. and Vincent Dureau

10.29	Retention Agreement, dated March 30, 2005, between OpenTV, Inc. and Joel Hassell

10.30	Retention Agreement, dated March 30, 2005, between OpenTV, Inc. and Wesley Hoffman

10.31	Retention Agreement, dated March 30, 2005, between OpenTV, Inc. and Scott Wornow

10.32	Letter Agreement, dated March 30, 2005, between OpenTV Corp. and Richard Hornstein

99.1	Press Release dated April 1, 2005